News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	October 25, 2016
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended September 30, 2016

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter ended September 30, 2016.

Net income allocable to common shareholders was $19.7 million, or $0.72 per share, for the three months ended September 30, 2016, a decrease of $2.8 million, or 12.3%, from $22.5 million, or $0.83 per share, for the three months ended September 30, 2015.  Net income allocable to common shareholders decreased $3.4 million, or 6.3%, from $53.4 million, or $1.97 per share, for the nine months ended September 30, 2015 to $50.0 million, or $1.84 per share, for the nine months ended September 30, 2016.  The three and nine month decreases were due to the gain on sale of real estate facilities recognized in 2015, partially offset by an increase in net operating income (“NOI”) and reduced interest expense resulting from the repayment of a $250.0 million mortgage note.

Funds from operations (“FFO”) were $49.8 million, or $1.43 per share, for the three months ended September 30, 2016, an increase of $10.9 million from the three months ended September 30, 2015 of $38.9 million, or $1.13 per share.  For the nine months ended September 30, 2016,  FFO was $138.8 million, or $4.00 per share, an increase of $19.7 million from the nine months ended September 30, 2015 of $119.1 million, or $3.46 per share.  The three and nine month increases in FFO were due to an increase in NOI, reduced interest expense and lower preferred distributions.

In order to provide meaningful period-to-period comparisons of FFO derived from the Company’s ongoing business operations, the Company excluded the non-cash distributions related to the redemption of preferred equity, a lease buyout payment of $528,000 related to a 58,000 square foot lease in Tysons, Virginia, which was terminated pursuant to an option, acquisition transaction costs and a net non-cash stock compensation charge of $2.0 million for the nine months ended September 30, 2016 in order to compute FFO, as adjusted.

FFO, as adjusted, was $49.6 million, or $1.43 per share, for the three months ended September 30, 2016, an increase of $8.2 million from the three months ended September 30, 2015 of $41.4 million, or $1.20 per share, as adjusted.  For the nine months ended September 30, 2016,  FFO, as adjusted, was $140.6 million, or $4.05 per share, an increase of $19.0 million from the nine months ended September 30, 2015 of $121.6 million, or $3.53 per share, as adjusted.

The following table reconciles FFO per share, as reported, to FFO per share, as adjusted, for the three and nine months ended September 30, 2016 and 2015:

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2016	2015	Change	2016	2015	Change
FFO per share, as reported	$1.43	$1.13	26.5%	$4.00	$3.46	15.6%
Lease buyout payment	(0.01)	—		(0.01)	—
Non-cash distributions related to
redemption of preferred equity	—	0.07		—	0.07
Acquisition transaction costs	0.01	—		0.01	—
Long-Term Equity Incentive Plan ("LTEIP")
modification due to a change in senior management	—	—		0.05	—
FFO per share, as adjusted	$1.43	$1.20	19.2%	$4.05	$3.53	14.7%

Same Park NOI increased $3.3 million, or 5.3%, for the three months ended September 30, 2016 and $10.5 million, or 5.7%, for the nine months ended September 30, 2016 compared to the same periods in 2015.  The increases in NOI were driven by improving occupancy and rental rates as rental income increased $3.5 million, or 3.8%, from $91.6 million for the three months ended September 30, 2015 to $95.1 million for the three months ended September 30, 2016 and $11.5 million, or 4.2%,  from $272.2 million for the nine months ended September 30, 2015 to $283.7 million for the nine months ended September 30, 2016. The rental income and NOI noted above exclude the $528,000 lease buyout payment.

Non-Same Park NOI increased $370,000, or 44.6%, for the three months ended September 30, 2016 and $1.4 million, or 66.9%, for the nine months ended September 30, 2016 compared to the same periods in 2015 as a result of an increase in occupancy.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”).  The Same Park portfolio includes all operating properties acquired prior to January 1, 2014. Operating properties acquired subsequently are referred to as “Non-Same Park.” For the three and nine months ended September 30, 2016 and 2015, the Same Park facilities constitute 27.3 million rentable square feet, representing 96.8% of the 28.2 million square feet in the Company’s total portfolio as of September 30, 2016.

The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2016 and 2015 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2016	2015	Change	2016	2015	Change
Rental income:
Same Park (27.3 million rentable square feet)	$95,080	$91,625	3.8%	$283,661	$272,189	4.2%
Non-Same Park (904,000 rentable square feet)	1,732	1,352	28.1%	5,083	3,685	37.9%
Total rental income	96,812	92,977	4.1%	288,744	275,874	4.7%
Cost of operations:
Same Park	29,607	29,439	0.6%	88,564	87,637	1.1%
Non-Same Park	532	522	1.9%	1,564	1,577	(0.8%)
Total cost of operations	30,139	29,961	0.6%	90,128	89,214	1.0%
Net operating income (1):
Same Park	65,473	62,186	5.3%	195,097	184,552	5.7%
Non-Same Park	1,200	830	44.6%	3,519	2,108	66.9%
Total net operating income	66,673	63,016	5.8%	198,616	186,660	6.4%
Other:
Net operating income from sold assets (2)	—	142	(100.0%)	—	1,469	(100.0%)
LTEIP amortization:
Cost of operations	(657)	(284)	131.3%	(2,312)	(1,795)	28.8%
General and administrative	(907)	(1,383)	(34.4%)	(5,804)	(4,383)	32.4%
Lease buyout payment (3)	528	—	100.0%	528	—	100.0%
Facility management fees	130	130	-	389	410	(5.1%)
Other income and expense	(79)	(3,214)	(97.5%)	(4,956)	(9,623)	(48.5%)
Depreciation and amortization	(24,631)	(25,985)	(5.2%)	(74,886)	(79,243)	(5.5%)
General and administrative	(2,063)	(1,893)	9.0%	(6,178)	(5,789)	6.7%
Gain on sale of real estate facilities	—	15,748	(100.0%)	—	28,235	(100.0%)
Net income	$38,994	$46,277	(15.7%)	$105,397	$115,941	(9.1%)
Same Park gross margin (4)	68.9%	67.9%	1.5%	68.8%	67.8%	1.5%
Same Park weighted average occupancy	94.1%	93.6%	0.5%	93.9%	92.8%	1.2%
Non-Same Park weighted average occupancy	96.7%	85.6%	13.0%	95.6%	75.3%	27.0%
Same Park annualized realized rent per square foot (5)	$14.81	$14.35	3.2%	$14.76	$14.33	3.0%

(1)NOI, a non-GAAP measure, is often used by investors to determine the value of commercial real estate. Management believes that Same Park NOI, also a non-GAAP measure, provides investors a useful measure for comparing the performance of the Company’s commercial real estate portfolio across reporting periods.  The Company’s calculation of NOI and Same Park NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles.

(2)Represents NOI from sold assets in 2015. These assets generated rental income of $345,000 and $2.7 million for the three and nine months ended September 30, 2015 and cost of operations of $203,000 and $1.2 million for the three and nine months ended September 30, 2015.

(3)Represents a lease buyout payment recorded in the third quarter of 2016 associated with a 58,000 square foot lease in Tysons, Virginia, which was terminated pursuant to an option as of the beginning of the third quarter of 2016.

(4)Computed by dividing Same Park NOI by Same Park rental income.

(5)Represents the annualized Same Park rental income earned per occupied square foot.

Property Acquisition

On September 28, 2016, the Company acquired two multi-tenant office buildings aggregating 226,000 square feet in Rockville, Maryland, for a purchase price of $13.3 million. The buildings, which were 18.5% leased at the time of acquisition, are located within Shady Grove Executive Park,  where the Company owns three other office buildings comprised of 352,000 square feet, which were 86.4% leased as of September 30, 2016.

Preferred Equity Offering

On October 20, 2016, the Company issued $189.8 million or 7,590,000 depositary shares, each representing 1/1,000 of a share of the 5.20% Cumulative Preferred Stock, Series W, at $25.00 per depositary share. The 5.20% Series W Cumulative Redeemable Preferred Units are non-callable for five years and have no mandatory redemption.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended September 30, 2016:

Ratio of Earnings to fixed charges (1)	161.0x

Ratio of FFO to fixed charges (1)	262.4x

Ratio of Earnings to combined fixed charges and preferred distributions (1)	2.8x

Ratio of FFO to combined fixed charges and preferred distributions (1)	4.5x

Debt and preferred equity to total market capitalization (based on
common stock price of $113.57 at September 30, 2016)	20.0%

Available balance under the $250.0 million unsecured credit facility at September 30, 2016	$190.0 million

(1)Fixed charges include interest expense and capitalized interest totaling  $243,000.

Distributions Declared

On October 25, 2016, the Board of Directors declared a quarterly dividend of $0.75 per common share.  Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on December 29, 2016 to shareholders of record on December 14, 2016.

Series	Dividend Rate	Dividend Declared

Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250
Series W	5.200%	$0.256389*

*Represents a pro rata dividend for the portion of the quarter during which the depositary shares were outstanding.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2016,  the Company wholly owned 28.2 million rentable square feet with approximately 4,900 customers in six states.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday,  October 26, 2016, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss the third quarter results. The toll free number is (888) 299-3246; the conference ID is 90334578. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 2, 2016 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS

Cash and cash equivalents	$5,016	$188,912

Real estate facilities, at cost:
Land	799,207	793,569
Buildings and improvements	2,238,804	2,215,515
	3,038,011	3,009,084
Accumulated depreciation	(1,147,187)	(1,082,603)
	1,890,824	1,926,481
Land held for future development	6,081	6,081
	1,896,905	1,932,562
Investment in and advances to unconsolidated joint venture	55,536	26,736
Rent receivable, net	2,013	2,234
Deferred rent receivable, net	29,717	28,327
Other assets	10,597	7,887

Total assets	$1,999,784	$2,186,658

LIABILITIES AND EQUITY

Accrued and other liabilities	$83,093	$76,059
Credit facility	60,000	—
Mortgage note payable	—	250,000
Total liabilities	143,093	326,059

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
36,800 shares issued and outstanding at
September 30, 2016 and December 31, 2015	920,000	920,000
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,120,001 and 27,034,073 shares issued and outstanding at
September 30, 2016 and December 31, 2015, respectively	270	269
Paid-in capital	729,957	722,009
Cumulative net income	1,467,323	1,375,421
Cumulative distributions	(1,459,633)	(1,357,203)
Total PS Business Parks, Inc.’s shareholders’ equity	1,657,917	1,660,496

Noncontrolling interests:
Common units	198,774	200,103
Total noncontrolling interests	198,774	200,103
Total equity	1,856,691	1,860,599

Total liabilities and equity	$1,999,784	$2,186,658

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental income	$97,340	$93,322	$289,272	$278,585
Facility management fees	130	130	389	410
Total operating revenues	97,470	93,452	289,661	278,995
Expenses:
Cost of operations	30,796	30,448	92,440	92,251
Depreciation and amortization	24,631	25,985	74,886	79,243
General and administrative	2,970	3,276	11,982	10,172
Total operating expenses	58,397	59,709	179,308	181,666
Other income and (expense):
Interest and other income	76	154	551	406
Interest and other expense	(155)	(3,368)	(5,507)	(10,029)
Total other income and (expense)	(79)	(3,214)	(4,956)	(9,623)

Gain on sale of real estate facilities	—	15,748	—	28,235

Net income	$38,994	$46,277	$105,397	$115,941

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests—common units	$5,315	$6,087	$13,495	$14,467
Total net income allocable to noncontrolling interests	5,315	6,087	13,495	14,467
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	13,833	17,609	41,498	47,853
Restricted stock unit holders	128	97	387	237
Common shareholders	19,718	22,484	50,017	53,384
Total net income allocable to PS Business Parks, Inc.	33,679	40,190	91,902	101,474
	$38,994	$46,277	$105,397	$115,941

Net income per common share:
Basic	$0.73	$0.83	$1.85	$1.98
Diluted	$0.72	$0.83	$1.84	$1.97

Weighted average common shares outstanding:
Basic	27,103	26,985	27,076	26,956
Diluted	27,201	27,049	27,166	27,034

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$19,718	$22,484	$50,017	$53,384
Adjustments:
Gain on sale of real estate facilities	—	(15,748)	—	(28,235)
Depreciation and amortization	24,631	25,985	74,886	79,243
Net income allocable to noncontrolling
interests—common units	5,315	6,087	13,495	14,467
Net income allocable to restricted stock unit holders	128	97	387	237
FFO allocable to common and dilutive shares	49,792	38,905	138,785	119,096
Lease buyout payment	(528)	—	(528)	—
Acquisition transaction costs	328	—	328	—
Non-cash distributions related to redemption of preferred equity	—	2,487	—	2,487
LTEIP modification due to a change in senior management	—	—	2,018	—
FFO allocable to common and dilutive shares, as adjusted	$49,592	$41,392	$140,603	$121,583

Weighted average common shares outstanding	27,103	26,985	27,076	26,956
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	268	124	256	115
Weighted average common share equivalents outstanding	98	64	90	78
Total common and dilutive shares	34,774	34,478	34,727	34,454

Net income per common share—diluted	$0.72	$0.83	$1.84	$1.97
Depreciation and amortization (2)	0.71	0.75	2.16	2.30
Gain on sale of real estate facilities (2)	—	(0.45)	—	(0.81)
FFO per common and dilutive share (2)	1.43	1.13	4.00	3.46
Lease buyout payment	(0.01)	—	(0.01)	—
Acquisition transaction costs	0.01	—	0.01	—
Non-cash distributions related to redemption of preferred equity	—	0.07	—	0.07
LTEIP modification due to a change in senior management	—	—	0.05	—
FFO per common and dilutive share, as adjusted (2)	$1.43	$1.20	$4.05	$3.53

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$49,792	$38,905	$138,785	$119,096
Adjustments:
Recurring capital improvements	(2,621)	(3,107)	(5,300)	(6,988)
Tenant improvements	(5,259)	(5,269)	(13,109)	(18,494)
Lease commissions	(1,466)	(2,312)	(5,054)	(6,597)
Straight-line rent	(447)	(517)	(1,664)	(2,709)
Non-cash stock compensation expense	286	244	817	771
Long-term equity incentive amortization	1,564	1,667	8,116	6,178
In-place lease adjustment	(106)	(341)	(437)	(1,004)
Tenant improvement reimbursements, net of lease incentives	(407)	(478)	(1,253)	(1,418)
Capitalized interest	(115)	(282)	(854)	(813)
Non-cash distributions related to the redemption of
preferred equity	—	2,487	—	2,487
FAD	$41,221	$30,997	$120,047	$90,509

Distributions to common and dilutive shares	$25,941	$20,655	$77,756	$55,027

Distribution payout ratio	62.9%	66.6%	64.8%	60.8%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests—common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO and FFO, as adjusted, are non-GAAP financial measures and should be analyzed in conjunction with net income. However, FFO and FFO, as adjusted, should not be viewed as substitutes for net income as a measure of operating performance or liquidity as they do not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and/or FFO, as adjusted and, accordingly, the Company’s FFO and FFO, as adjusted, may not be comparable to other real estate companies’ FFO or adjusted FFO.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is a non-GAAP financial measure that is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity.  Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT.  FAD does not represent net income or cash flow from operations as defined by GAAP.